EXHIBIT 12
                                                           ----------

                     CONSOLIDATED RAIL CORPORATION
                     -----------------------------

        COMPUTATIONS OF THE RATIO OF EARNINGS TO FIXED CHARGES
        ------------------------------------------------------
[CAPTION]
                            ($ IN MILLIONS)



                                                 QUARTERS ENDED
                                                    MARCH 31,
                                                ---------------
                                                1996       1995
                                                ----       ----
[S]                                             [C]        [C]
 EARNINGS
 --------
   PRE-TAX INCOME                              $ 47         $92
     ADD:
       INTEREST EXPENSE                          44          46
       RENTAL EXPENSE INTEREST FACTOR            15          14
       LESS EQUITY IN UNDISTRIBUTED EARNINGS
        OF 20-50% OWNED COMPANIES                (4)         (5)
                                               ----        ----
 EARNINGS AVAILABLE FOR FIXED CHARGES           102         147
                                               ====        ====


 FIXED CHARGES
 -------------
   INTEREST EXPENSE                              44          46
   RENTAL EXPENSE INTEREST FACTOR                15          14
                                               ----        ----
 FIXED CHARGES                                 $ 59        $ 60
                                               ====        ====


 RATIO OF EARNINGS TO FIXED CHARGES            1.73X       2.45X



     FOR PURPOSES OF COMPUTING THE RATIO OF EARNINGS TO FIXED CHARGES, EARNINGS REPRESENT INCOME BEFORE INCOME TAXES PLUS FIXED CHARGES, LESS EQUITY IN UNDISTRIBUTED EARNINGS OF 20% TO 50% OWNED COMPANIES. FIXED CHARGES REPRESENT INTEREST EXPENSE TOGETHER WITH INTEREST CAPITALIZED AND A PORTION OF RENT UNDER LONG-TERM OPERATING LEASES REPRESENTATIVE OF AN INTEREST FACTOR.



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